Exhibit 10.3

THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATED (INCLUDING IN RIGHT OF PAYMENT) TO ALL SENIOR DEBT (AS HEREIN AFTER DEFINED) IN THE MANNER SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF OCTOBER 19, 2023 (THE “SUBORDINATION AGREEMENT”), BY AND AMONG THE COMPANY, THE GUARANTORS, THE HOLDERS (AS HEREIN AFTER DEFINED) OF THIS NOTE AND ECHO IP SERIES 1 LLC, AS COLLATERAL AGENT (IN SUCH CAPACITY, THE “COLLATERAL AGENT”) ON BEHALF OF THE NOTE PURCHASERS OF THE SENIOR DEBT. EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: October 19, 2023

Maturity Date: October 19, 2028

Principal Amount: $12,677,423

Loan Amount: $11,726,616

UNSECURED SUBORDINATED CONVERTIBLE NOTE
DUE OCTOBER 19, 2028

THIS UNSECURED SUBORDINATED CONVERTIBLE NOTE is a duly authorized and validly issued Convertible Promissory Note of Next.e.GO N.V., a Dutch public company (the “Company”), having its principal place of business at Lilienthalstraße 1, 52068 Aachen, Germany, designated as their Unsecured Subordinated Convertible Note due October 19, 2028 (this “Note”).

FOR VALUE RECEIVED BY THE COMPANY, the Company promises to pay to ACM ARRT M LLC or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $12,677,423, accrued Interest and other amounts explicitly provided for under this Note due and payable (the “Maturity Payment”) unless prepaid earlier or converted, on October 19, 2028, unless the Holder has given notice to the Company that it elects to accelerate the Maturity Date to the extent explicitly permitted by this Note (the “Maturity Date”), or unless as provided in Section 8 hereof. In exchange for delivery of the Note on the Original Issuance Date referred to above, the Holder shall deliver $11,726,616 in United States dollars to the Company on the Original Issuance Date, pursuant to the terms of the Purchase Agreement. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Attribution Parties” shall have the meaning set forth in Section 5(d).

“Amortization Conversion Price” means the lower of (i) the Conversion Price, and (ii) a 8.0% discount to the lowest VWAP over the 20 Trading Days immediately preceding the applicable Payment Date or other date of determination.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 5(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which commercial banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 5(c)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of the following:

(a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d- 5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of this Note and the Securities issued together with this Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a two year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion” means the United States Securities and Exchange Commission.

“Conversion Agent” shall have the meaning set forth in Section 5(e).

“Conversion Date” shall have the meaning set forth in Section 5(c)iii.

“Conversion Floor” shall have the meaning set forth in Section 5(e).

“Conversion Price” shall have the meaning set forth in Section 5(b)i.

“Conversion Shares” means, collectively, the Ordinary Shares issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934 as amended from time to time.

“Fundamental Transaction” means the occurrence after the date hereof of any of the following: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets to a person other than a controlled Affiliate in one or a series of related transactions, or (iii) the Company, directly or indirectly, in one or more related transactions effects any share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property.

“Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all obligations or liabilities secured by a lien or encumbrance on any asset of the Company, irrespective of whether such obligation or liability is assumed; and (d) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co- made, discounted or sold with recourse) any of the foregoing obligations of any other person.

“Interest” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Mandatory Default Amount” means the (a) the outstanding principal amount of this Note, (b) accrued but unpaid Interest , and (c) all other amounts, costs, expenses and liquidated damages in each case explicitly provided for in this Note due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Monthly Conversion Price” shall have the meaning set forth in Section 3(c).

“Monthly Payment” shall have the meaning set forth in Section 3(a).

“Monthly Payment Notice” shall have the meaning set forth in Section 3(c).

“Note” means this Unsecured Subordinated Convertible Note;

“Note Register” means Next.e.GO N.V.

“Notice of Conversion” shall have the meaning set forth in Section 5(c)(ii).

“Ordinary Shares” means the ordinary shares, nominal value of €0.12 per share, of the Company.

“Original Issue Date” means the date of issuance of this Note.

“Paying Agent” shall have the meaning set forth in Section 5(e).

“Payment Date” shall have the meaning set forth in Section 3(a).

“Purchase Agreement” means the Securities Purchase Agreement, dated as of October 19, 2023 among, inter alia, the Company and the original Purchaser, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the original Purchaser, in the form of Exhibit B attached to the Purchase Agreement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by Holder as provided for in the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Debt” means any Indebtedness incurred pursuant to the Note Purchase and Guaranty Agreement, dated as of June 30, 2023, by and between Next.e.GO Mobile SE, Next.e.GO B.V., E.GO — The Urban Movement GmbH, Next.e.GO Sales & Services GmbH and Time Is Now Merger Sub, Inc. as guarantors, Echo IP Series 1 LLC as collateral agent, UMB Bank, N.A. as note administrative agent and certain note purchasers thereto from time to time party thereto, as may be amended, restated, supplemented or otherwise modified from time to time.

“Share Delivery Date” shall have the meaning set forth in Section 5(c)(iii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); provided, however, that if the Ordinary Shares ae then listed or quoted on more than one Trading Market, then the Trading Market for purposes of any calculations to be made pursuant to the terms of this Note shall be the Trading Market selected by the Holder in its sole discretion, (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported, or (d) in all other cases, the fair market value of a Ordinary Share as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Interest.

(a) Interest on this Note shall commence accruing on the Original Issuance Date at 8.0% per annum (the “Interest”) based on the outstanding principal amount of this Note and shall be computed on the basis of a 360-day year assuming a 30-day month (i.e. 30/360 basis) and shall be principally payable in Conversion Shares and in cash only if the Company is in material breach of its obligations under the Note; provided that prior to the repayment in full in cash of the Senior Debt, all Interest due and payable in connection with this Note shall be paid only in Conversion Shares; provided further, that, all Interest payments shall accrue until such time as the Registration Statement is declared effective and shall be paid together with the next Interest payment payable thereafter. Interest shall be payable monthly in arrears (each such date the interest payment is due, an “Interest Payment Date”).

(b) From and after the occurrence of any Event of Default, the Interest rate shall automatically be increased from 8.0% per annum to 10% per annum (the “Default Interest”), shall compound monthly, and shall be due and payable on the first Trading Day of each calendar month; provided that prior to the repayment in full in cash of the Senior Debt, all Interest due and payable in connection with this Note shall be paid in Conversion Shares. Interest will continue to accrue at the Default Interest until all Events of Default are cured.

Section 3. Principal Amortization Payments.

(a) Subject to clause (c) below, starting from the end of the month in which the Registration Statement is declared effective, at Holder’s request, the Company shall pay to the Holder the principal amount hereunder in monthly installments (each a “Monthly Payment”) in increments of one-twelfth (1/12) of the original principal amount (“Monthly Payment Amount”) on a date determined by the Holder, but not more than once per calendar month (each, a “Payment Date”), until the principal has been paid in full prior to or on the Maturity Date or, if earlier, upon acceleration, conversion or prepayment of this Note in accordance with its terms, provided that the Company shall not be required to make a Monthly Payment if an update of information pursuant to Item 8.A.4 of Form 20-F is needed to effect sales under the Registration Statement but which information is not yet required to be filed with the Commission, including, for the avoidance of doubt, as a result of Rule 12b-25 under the Exchange Act.

(b) The Company and the Holder agree that all payments made under this Note, including the provisions of this Section 3, shall be subject in all cases to the terms of the Purchase Agreement, including, without limitation, Section 2.3 (Closing Conditions) thereof.

(c) At the option of the Company, the Monthly Payments shall be made in cash or in Ordinary Shares of the Company; provided that, prior to repayment of the Senior Debt in full, Monthly Payments may only be made in Ordinary Shares; and provided further, that if the the Amortization Conversion Price is less than the Conversion Floor: (a) the relevant Monthly Payment shall be cancelled and be of no effect as if a request from the Holder to pay the relevant Monthly Payment had never been made and (b) in cash if the Company is in material breach of its obligations under the Note. The Company shall deliver to the Holder Ordinary Shares that are either free trading shares or unlegended shares that can be immediately resold pursuant to Rule 144 under the Securities Act, unless the Holder in its sole discretion elects to waive this requirement for a specific Monthly Payment. If such a waiver is not granted, the relevant Monthly Payment shall be cancelled and be of no effect as if a request from the Holder to pay the relevant Monthly Payment had never been made. In connection with any Monthly Payment made in Ordinary Shares, the number of shares to be delivered shall be determined by dividing the Monthly Payment Amount by the Amortization Conversion Price (“Monthly Conversion Price”).

Following repayment of the Senior Debt in full, in order to elect to pay a Monthly Payment in Ordinary Shares, the Company must give the Holder written notice no later than three (3) Trading Days before the applicable Payment Date, which notice shall be irrevocable (the “Monthly Payment Notice”). The Holder may convert pursuant to Section 5 any principal amount of this Note subject to a Monthly Payment at any time prior to the date that the Monthly Payment, plus accrued but unpaid Interest, and any other amounts explicitly provided for under the Note then owing to the Holder are due and paid in full. Unless otherwise indicated by the Holder in the applicable Conversion Notice, any principal of this Note converted during the applicable Monthly Conversion Period until the date the Monthly Payment is paid in full shall be first applied to the principal subject to the Monthly Payment payable in Conversion Shares and then to the Monthly Payment payable in cash. The Company covenants and agrees that it will honor all Conversion Notices tendered up until the amounts due hereunder are paid in full. The Company’s determination to have a Monthly Payment paid in cash, Conversion Shares or a combination thereof shall be applied ratably to all of the holders of the Note based on their (or their predecessors) initial purchases of the Note pursuant to the Purchase Agreement.

Section 4. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 5. Conversion.

a) Conversion Privilege. The Holder shall have the right, at the Holder’s sole option, on any business day to convert all or any portion of the Note on any Conversion Date (y) at the Conversion Price in any amount, and (z) at the Amortization Conversion Price up to an amount equal to 15% of the highest Trading Day value of the Company’s Ordinary Shares on a daily basis during the 20 Trading Days preceding the Conversion Date, or a greater amount upon obtaining the Company’s prior written consent. These conversions are in addition to the Monthly Payments set forth in Section 3 hereof, and are not limited to the number of shares to be delivered set forth in Section 3.

b) Conversion Price.

i. The Conversion Price on the first Trading Day following the closing of the Business Combination (as defined in the Purchase Agreement) shall be $10.00 (the “Conversion Price”), subject to adjustment as set forth in paragraph (ii) below.

ii. If the Company exclusively issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if the Company effects a share combination, the Conversion Price shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0	= the Conversion Price in effect immediately prior to the open of business on the record date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	= the Conversion Price in effect immediately after the open of business on such record date or effective date, as applicable;

OS0	= the number of Ordinary Shares outstanding immediately prior to the open of business on such record date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	= the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted, by (y) the Conversion Price or Amortization Conversion Price, as applicable.

ii. Notice of Conversion. Before the Holder of the Note shall be entitled to convert all or any portion of the Note as set forth above, the Holder shall (1) complete, manually sign and deliver an irrevocable notice to the Company or, if applicable, the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) in substantially the form attached hereto as Exhibit A (a “Notice of Conversion”) at the office of the Conversion Agent, if applicable, and state in writing therein the principal amount of the Note to be converted, the numbers Conversion Shares and the name or names (with addresses) in which the Holder wishes the Ordinary Shares to be delivered upon settlement of the conversion to be registered, (2) surrender such Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, if applicable, (3) if required, furnish appropriate endorsements and transfer documents, and (4) if required, pay all transfer or similar taxes, if any.

iii. Delivery of Conversion Shares Upon Conversion. A Note shall be deemed to have been converted immediately prior to the close of business on any date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (ii) above. Not later than two (2) Business Days following the applicable conversion of the Note (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares. The Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 5(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iv. Liquidated Damages. If the Company fails for any reason to deliver to the Holder Conversion Shares pursuant to Section 5(c)(iii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $1 per Trading Day (increasing to $2 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion, provided, however, that no such payment shall become due and payable unless and until repayment in full in cash of the Senior Debt. Nothing herein shall limit a Holder’s right to pursue actual damages, to the extent they exceed the liquidated damages specified in the preceding sentence, or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 5(c)(iii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Ordinary Shares so purchased exceeds (y) the product of (1) the aggregate number of Ordinary Shares that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 5(c)(iii). For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company shall take all action necessary to at all times have a number of Ordinary Shares comprised in the Company’s authorized share capital but unissued that is not less than the lesser of (i) 300% of such aggregate number of Ordinary Shares as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable upon the conversion of the then outstanding principal amount of this Note assuming a minimum Conversion Price of $0.50, and (ii) 19.9% of the total number of outstanding Ordinary Shares. If at any time the number of Ordinary Shares reserved pursuant to this Section 5(c)(vi) becomes less than the required amount, the Company will promptly take all corporate action necessary to propose to its general meeting of shareholders an increase of its authorized share capital necessary to meet the Company’s obligations pursuant to the Note, recommending that shareholders vote in favor of such increase.

vii Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of all or any portion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or Amortization Conversion Price, as applicable, or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Conversion Agent fees required for same-day processing of any conversion hereunder and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note to the extent that after giving effect to the conversion or any Subsequent Financing, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 5(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company that the conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(d), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.9% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon conversion of this Note held by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

e) Conversion Floor. Notwithstanding the foregoing, if any conversions are effected at a price per Conversion Share below the lesser of (i)(a) for any conversion prior to December 31, 2023, $5.00, and for any conversion on or after January 1, 2024, $0.25 (the “Conversion Floor”), the Conversion Price or the Amortization Conversion Price, as applicable, the relevant request shall be cancelled and be of no effect as if a request to convert had never been made.

f) Notice to Holder. Whenever the Conversion Price is adjusted pursuant to any provision of Section 5(b)(ii), the Company shall take promptly deliver to the Holder by facsimile or email a notice setting forth the Conversion Price after such Company action or adjustment and any resulting adjustment to the number of Conversion Shares and setting forth a brief statement of the facts requiring such adjustment.

Section 6. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of this Note or (B) liquidated damages, as and when the same shall become due and payable (whether on the Conversion Date or the Maturity Date or by acceleration or otherwise);

ii. the Company shall fail to observe or perform any other covenant, obligation, or agreement contained in this Note (other than a breach by the Company of its obligations to deliver Ordinary Shares to the Holder upon conversion, which breach is addressed in clause (xi) below) or in any Transaction Document, which failure is not cured, if possible to cure, within 20 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company;

iii. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

iv. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $5,000,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

v. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction;

vi. the Company shall fail for any reason to deliver Conversion Shares to the Holder by the Share Delivery Date pursuant to Section 5(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor a conversion of this Note in accordance with the terms hereof;

vii. the Company shall fail for any reason to remain listed as a public company on The Nasdaq Stock Market LLC (“Nasdaq”);

viii. the Company fails to cause the Registration Statement to become effective within three (3) months following the Closing Date (as such term is defined in the Purchase Agreement);

ix. upon any case where the Company fails to timely file a Form 20-F, it being understood that any filing made within the grace period provided by Rule 12b-25 shall be deemed timely; or

x. the Ordinary Shares cease to be listed on a national securities exchange, which for the avoidance of doubt shall exclude the OTCQB, the OTCQX and the Pink markets (or any successors to any of the foregoing), or upon the filing of a Form 25.

b) Remedies Upon Event of Default. If any Event of Default occurs, and upon the date specified by Purchaser in a written notice to be delivered to the Company at Purchaser’s discretion, the outstanding principal amount of this Note, accrued but unpaid Interest, plus liquidated damages, through acceleration shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount; provided, however, that any such payment shall not become due and payable until repayment in full in cash of the Senior Debt, but shall be paid in arrears in full thereafter from the date specified by Purchaser in such written notice. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7. Prepayment. At any time after the Original Issue Date of the Note and after repayment in full in cash of the Senior Debt, and provided that no Event of Default has occurred, but subject in all cases to the terms of the Purchase Agreement, the Company may repay any portion of the outstanding principal amount of the Note upon at least thirty (30) Trading Days’ written notice (the “Prepayment Notice Period”) of the Holder (the “Prepayment Notice”) by paying (i) until the second anniversary of this Note, an amount equal to 115% of the principal amount of the Note then being prepaid (representing a 15% prepayment premium payable to the Holder which shall not constitute a principal repayment), (ii) from the day following the second anniversary of this Note until the third anniversary of this Note, an amount equal to 110% of the principal amount of the Note then being prepaid (representing a 10% prepayment premium payable to the Holder which shall not constitute a principal repayment), or (iii) from the day following the third anniversary of this Note, an amount equal to 105% of the principal amount of the Note then being prepaid (representing a 5% prepayment premium payable to the Holder which shall not constitute a principal repayment), plus, in each case of (i), (ii) or (iii), accrued but unpaid Interest through the prepayment date. Notwithstanding the foregoing, if the Company elect to prepay this Note pursuant to the provisions of this Section 7, the Holder shall continue to have the right to (a) request Monthly Payments in accordance with Section 3 hereof, and (b) exercise Holder’s conversion privilege in accordance with Section 5 hereof.

Section 8. Forfeiture upon Maturity. The Company promises to pay to the Holder the Maturity Payment unless prepaid earlier or converted, on the Maturity Date, unless the Holder has given notice to the Company that it elects to accelerate the Maturity Date to the extent explicitly permitted by this Note; provided that, so long as (i) no Event of Default has occurred for more than 180 days at any time during the term of this Note, and (ii) the Conversion Price or the Amortization Conversion Price is not at a price per Conversion Share below the Conversion Floor for more than 80 consecutive Trading Days during the term of this Note, then the Maturity Payment shall be forfeited in its entirety by the Holder.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and liquidated damages, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Amendment; Waiver. The provisions of this Note, including the provisions of this Section 9(e), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Execution and Counterparts. This Note may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

h) Successors and Assigns. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each such holder. Neither party may assign its rights or obligations hereunder without the prior written consent of the other parties hereto.

i) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

j) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

NEXT.E.GO N.V.

By:	/s/ Next.e.GO N.V.
Name:
	Title:	Executive Director

Exhibit A

[FORM OF NOTICE OF CONVERSION]

To:	[Name and Address of Conversion Agent/the Company]

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof below designated, into Ordinary Shares in accordance with the terms of the Note, and directs that any cash payable and any Ordinary Shares issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Note representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Ordinary Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 5(c)(viii) of the Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note.

Dated:

Signature

Signature Guarantee

[Signature(s) must be guaranteed by

an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if Ordinary Shares are to

be issued, or

Note is to be delivered, other than

to and in the name of the registered holder.]

Fill in for registration of shares if to be issued,

and Note if to be delivered, other than to and in the name

of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

A-1

Principal amount to be converted (if less than all):
$ ___________,000

Number of Conversion Shares: ________________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

A-2